Exhibit 10.1

FIFTH AMENDMENT

TO LOAN AND SECURITY AGREEMENT

This Fifth Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of March 29, 2005, by and between COMERICA BANK, successor by merger to COMERICA BANK-CALIFORNIA (“Bank”) and TCI SOLU TIONS, INC. (“Borrower”).

RECITALS

A.           Borrower and Bank are parties to that certain Loan and Security Agreement dated as of August 6, 2002, as amended from time to time, including by that certain First Amendment to Loan and Security Agreement dated as of August 5, 2003, that certain Second Amendment to Loan and Security Agreement dated as of January 28, 2004, that certain Third Amendment to Loan and Security Agreement dated as of February 27, 2004 and that certain Fourth Amendment to Loan and Security Agreement dated as of November 18, 2004 (collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

B.            The Borrower, certain holders of the Borrower's capital stock, Retalix Ltd., an Israeli corporation (the "Parent"), and a Delaware limited liability company and an indirect, wholly-owned subsidiary of Parent (the "Buyer") are presently negotiating that certain Stock Purchase Agreement, pursuant to which the Buyer will purchase (i) all of the issued and outstanding preferred shares of Borrower's capital stock (the "Preferred Stock Purchase"); and (ii) within sixty (60) to ninety (90) days after consummation of the Preferred Stock Purchase, all of the issued and outstanding common shares of the Borrower's capital stock (the "Common Stock Purchase" and, collectively with the Preferred Stock Purchase, the "Stock Purchase"); the Buyer subsequently will be merged with and into Borrower (the "Merger"), and the Borrower will become an indirect wholly owned subsidiary of Parent.

NOW, THEREFORE, the parties agree as follows:

1.             Subject to the terms and conditions of this Amendment, and notwithstanding any provision of the Agreement to the contrary, including but not limited to Sections 7.2 and 7.3 thereof, Bank hereby consents to the Preferred Stock Purchase only, and hereby waives any default which would otherwise result after giving effect to the Preferred Stock Purchase. For sake of clarity, the Bank is not at this time consenting to or waiving defaults with respect to the Common Stock Purchase or the Merger.

2.             From the date of this Amendment through the date of consummation of the Common Stock Purchase, (a) Borrower shall not request, and Bank shall not make, any further Credit Extensions under the Agreement; and (b) notwithstanding Section 7.1 of the Agreement to the contrary, Borrower shall not Transfer all or any part of any of Borrower's assets.

3.              No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by a Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

4.             Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

5.             Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that, except as expressly waived hereby, no Event of Default has occurred and is continuing.

6.      As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)  the Amendment, duly executed by Borrower;

(b)  a Certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

(c) all reasonable Bank Expenses incurred through the date of this Amendment,

which may be debited from any of Borrower's accounts; and

(d)  such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

7.      This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

TCI SOLUTIONS, INC.

By: /s/ Stephen P. DeSantis Title: Chief Financial Officer

COMERICA BANK, successor by merger to COMERICA BANK-CALIFORNIA

By: /s/ Kurt Huisman Title: Vice President